NEWS RELEASE

FORWARD AIR CORPORATION REPORTS
FIRST QUARTER 2009 RESULTS

GREENEVILLE, Tenn.—(BUSINESS WIRE)—April 20, 2009—Forward Air Corporation (NASDAQ:FWRD) today reported results for the first quarter ended March 31, 2009.

Operating revenue for the quarter ended March 31, 2009 decreased 10.5% to $96.6 million from $107.9 million for the same quarter in 2008.  Results from operations for the quarter, which includes a non-cash, pre-tax charge of $7.2 million primarily for goodwill impairment related to the Company’s Forward Air Solutions segment, was a loss of $5.0 million, compared with income from operations of $16.7 million in the prior-year quarter.  Including the impact of the goodwill impairment, the Company’s net loss for the quarter ended March 31, 2009, was $3.1 million, compared with net income of $10.0 million in the prior-year quarter. Net loss per share for the first quarter of 2009 was $0.11 compared with net income per diluted share of $0.35 in the prior-year quarter.

Income from operations, adjusted to exclude the $7.2 million non-cash, pre-tax impairment charge, decreased to $2.1 million for the first quarter of 2009 from $16.7 million for the first quarter of 2008.  Adjusted net income declined to $1.2 million during the first quarter of 2009 from $10.0 million in the prior-year quarter.  Similarly, adjusted earnings per diluted share for the first quarter of 2009 declined to $0.04 compared with $0.35 for the first quarter of 2008.

A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above from financial results determined in accordance with United States generally accepted accounting principles is contained in the financial summary statements attached to this press release.

Bruce A. Campbell, Chairman, President, and CEO, said “As previously discussed in our April 9, 2009 first quarter update, our revenue and profitability continue to be negatively impacted by the severe effects of the current economic recession. The unprecedented tonnage decline along with increased downward pressure on our yield driven by lower fuel surcharges as well as a highly competitive pricing environment has created extreme pressure on our airport-to-airport model.  We will continue to be vigilant in our cost control efforts. However, we will not make cuts for the benefit of our short term results that could negatively impair our performance when the economy improves.”

Commenting further, Mr. Campbell said, “As we anticipated, our Forward Air Solutions pool distribution business segment was required to record an impairment charge in the quarter. It is important to note that this impairment charge was driven primarily by the current economic environment and related market valuations.  While first quarter results for this segment were disappointing, with recent new business awards and successful ongoing cost control measures we anticipate Forward Air Solutions to be a positive bottom line contributor in the near term.”

In closing Mr. Campbell said, “During this challenging time, we would like to recognize the entire Forward Air team of employees and independent contractors. It is their hard work and sacrifice that will guide us through these difficult times allowing us to emerge a stronger company as the recession ultimately comes to an end.”

Commenting on the quarter Rodney L. Bell, Senior Vice President and CFO said, “While our first quarter performance was disappointing, it is encouraging to note that we were, without regard to the non-cash impairment charge, able to remain profitable with positive cash flows each month of the quarter. We ended the quarter with over $31.2 million of cash, a $9.1 million increase from year end. At March 31, 2009, we owed $50.0 million on our line of credit with $40.3 million of availability.”

Commenting further Mr. Bell said “Assuming no further material deterioration in the environment during the second quarter, we anticipate a year-over-year, quarterly decline in revenue in the range of 11.0 to 16.0% and expect income per diluted share to be between $0.06 and $0.12 per share.”

Review of Financial Results

Forward Air will hold a conference call to discuss first quarter 2009 results on Tuesday, April 21, 2009 at 9:00 a.m. EDT. The Company’s conference call will be available online at www.forwardair.com or by dialing 800-841-9385. A replay of the conference call will be available at www.forwardair.com beginning shortly after completion of the live call.

About Forward Air Corporation:

Forward Air Corporation operates two business segments, Forward Air, Inc. and Forward Air Solutions, Inc.

Forward Air, Inc. is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 82 terminals located on or near major airports in the United States and Canada. It provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Solutions, Inc. is a provider of pool distribution services.  Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner.  Our pool distribution network consists of 20 terminals within the mid-Atlantic, Southeast, Midwest and Southwestern United States.

Forward Air Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,	March 31,
	2009	2008
Operating revenue:
Forward Air
Airport-to-airport	$63,055	$82,059
Logistics	13,044	12,253
Other	5,867	5,789
Forward Air Solutions
Pool distribution	14,650	7,837
Total operating revenue	96,616	107,938

Operating expenses:
Purchased transportation
Forward Air
Airport-to-airport	26,153	31,540
Logistics	10,279	9,180
Other	1,064	1,633
Forward Air Solutions
Pool distribution	2,632	1,172
Total purchased transportation	40,128	43,525
Salaries, wages and employee benefits	29,056	26,447
Operating leases	6,989	4,851
Depreciation and amortization	4,858	3,698
Insurance and claims	2,716	2,260
Fuel expense	1,682	2,124
Other operating expenses	9,056	8,383
Impairment of goodwill and other intangible assets	7,157	--
Total operating expenses	101,642	91,288
(Loss) income from operations	(5,026)	16,650

Other (expense) income:
Interest expense	(141)	(301)
Other, net	(22)	154
Total other expense	(163)	(147)
(Loss) income before income taxes	(5,189)	16,503
Income taxes	(2,085)	6,495
Net (loss) income	$(3,104)	$10,008

Net (loss) income per share:
Basic	$(0.11)	$0.35
Diluted	$(0.11)	$0.35
Weighted average shares outstanding:
Basic	28,906	28,694
Diluted	28,906	28,982

Dividends per share:	$0.07	$0.07

Forward Air Corporation
Reconciliation of U.S. GAAP Financial Results to Adjusted Financial Results
(In thousands, except per share data)
(Unaudited)

	Three months ended
			Adjusted
	March 31,	Impairment	March 31,
	2009 (1)	Charge	2009
(Loss) income from operations	$(5,026)	$7,157	$2,131

Income taxes	(2,085)	(2,875)	790

Net (loss) income	(3,104)	4,282	1,178

Weighted average diluted shares outstanding	28,906	28,906	28,963

Net (loss) income per share:	$(0.11)	(0.15)	$0.04

(1) - As reported in accordance with United States generally accepted accounting principles.

Forward Air Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	March 31,	December 31,
	2009	2008 (a)
Assets
Current assets:
Cash	$31,241	$22,093
Accounts receivable, net	48,441	57,206
Other current assets	12,627	12,290
Total current assets	92,309	91,589

Property and equipment	190,384	186,377
Less accumulated depreciation and amortization	66,453	63,401
Total property and equipment, net	123,931	122,976
Goodwill and other acquired intangibles:
Goodwill	43,332	50,230
Other acquired intangibles, net	39,292	40,708
Total goodwill and other acquired intangibles	82,624	90,938
Other assets	2,124	2,024
Total assets	$300,988	$307,527

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,841	$11,633
Accrued expenses	16,124	12,927
Current portion of debt and capital lease obligations	1,433	1,602
Total current liabilities	25,398	26,162

Long-term debt and capital lease obligations, less current portion	52,868	53,035
Other long-term liabilities	2,918	3,055
Deferred income taxes	6,947	8,841

Shareholders’ equity:
Common stock	289	289
Additional paid-in capital	11,802	10,249
Retained earnings	200,766	205,896
Total shareholders’ equity	212,857	216,434
Total liabilities and shareholders’ equity	$300,988	$307,527

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31,	March 31,
	2009	2008
Operating activities:
Net (loss) income	$(3,104)	$10,008
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	4,858	3,698
Impairment of goodwill and other intangible assets	7,157	-
Share-based compensation	1,780	1,535
Loss on sale or disposal of property and equipment	9	16
Provision for (recovery) loss on receivables	(35)	95
Provision for revenue adjustments	794	996
Deferred income taxes	(1,960)	514
Tax benefit for stock options exercised	--	(725)
Changes in operating assets and liabilities,
Accounts receivable	8,006	(5,437)
Prepaid expenses and other current assets	705	459
Accounts payable and accrued expenses	(1,751)	(317)
Net cash provided by operating activities	16,459	10,842

Investing activities:
Proceeds from disposal of property and equipment	127	4
Purchases of property and equipment	(4,737)	(2,645)
Acquisition of businesses	--	(18,526)
Other	(112)	(49)
Net cash used in investing activities	(4,722)	(21,216)

Financing activities:
Payments of debt and capital lease obligations	(336)	(606)
Borrowings on line of credit	--	20,000
Payments on line of credit	--	(10,000)
Proceeds from exercise of stock options	--	956
Payments of cash dividends	(2,025)	(2,013)
Cash settlement of share-based awards for minimum tax withholdings	(228)	(362)
Tax benefit for stock options exercised	--	725
Net cash (used in) provided by financing activities	(2,589)	8,700
Net increase (decrease) in cash	9,148	(1,674)
Cash at beginning of period	22,093	4,909
Cash at end of period	$31,241	$3,235

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2009	Revenue	2008	Revenue	Change	Change
Operating revenue
Forward Air	$82.1	85.0%	$100.3	93.0%	$(18.2)	(18.1)%
FASI	14.8	15.3	7.8	7.2	7.0	89.7
Intercompany Eliminations	(0.3)	(0.3)	(0.2)	(0.2)	(0.1)	50.0
Total	96.6	100.0	107.9	100.0	(11.3)	(10.5)

Purchased transportation
Forward Air	37.6	45.8	42.3	42.2	(4.7)	(11.1)
FASI	2.8	19.0	1.4	17.9	1.4	100.0
Intercompany Eliminations	(0.3)	100.0	(0.2)	100.0	(0.1)	50.0
Total	40.1	41.5	43.5	40.3	(3.4)	(7.8)

Salaries, wages and employee benefits
Forward Air	21.5	26.2	22.6	22.5	(1.1)	(4.9)
FASI	7.6	51.3	3.8	48.7	3.8	100.0
Total	29.1	30.1	26.4	24.5	2.7	10.2

Operating leases
Forward Air	4.8	5.8	4.3	4.3	0.5	11.6
FASI	2.2	14.8	0.5	6.4	1.7	340.0
Total	7.0	7.2	4.8	4.5	2.2	45.8

Depreciation and amortization
Forward Air	3.9	4.8	3.4	3.4	0.5	14.7
FASI	0.9	6.1	0.3	3.8	0.6	200.0
Total	4.8	5.0	3.7	3.4	1.1	29.7

Insurance and claims
Forward Air	2.2	2.7	1.8	1.8	0.4	22.2
FASI	0.5	3.4	0.5	6.4	--	--
Total	2.7	2.8	2.3	2.1	0.4	17.4

Fuel expense
Forward Air	0.7	0.9	1.3	1.3	(0.6)	(46.2)
FASI	1.0	6.8	0.8	10.3	0.2	25.0
Total	1.7	1.8	2.1	1.9	(0.4)	(19.0)

Other operating expenses
Forward Air	7.4	9.0	7.4	7.4	--	--
FASI	1.6	10.8	1.0	12.8	0.6	60.0
Total	9.0	9.3	8.4	7.8	0.6	7.1

Impairment of goodwill and other intangible assets
Forward Air	0.2	0.2	--	--	0.2	100.0
FASI	7.0	47.3	--	--	7.0	100.0
Total	7.2	7.5	--	--	7.2	100.0

(Loss) income from operations
Forward Air	3.8	4.6	17.2	17.1	(13.4)	(77.9)
FASI	(8.8)	(59.5)	(0.5)	(6.3)	(8.3)	1,660.0
Total	$(5.0)	(5.2)%	$16.7	15.5%	$(21.7)	(129.9)%

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com